Exhibit 99.1

Baxano Surgical, Inc. Reports Operating Results for the Second Quarter of 2013,

Issues Third Quarter 2013 Guidance

- Second quarter revenues were $3.9 million -

- Pro Forma second quarter revenues were $5.7 million* -

- Net loss per share was $0.26 for the quarter –

- Excluding special items, net loss per share was $0.21 for the quarter* -

- Acquisition of Baxano, Inc. and concurrent financing transaction completed in May -

RALEIGH, NC -- (GLOBE NEWSWIRE)— August 8, 2013—Baxano Surgical, Inc. (NASDAQ:BAXS), a medical device company focused on designing, developing and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region, today announced its financial results for the second quarter ended June 30, 2013.

Comparison of Selected Financial Results (in millions, except per share data)
	Three Months Ended June 30,
	2013	2012
As reported:
Total revenue	$3.9	$3.5
Net loss	(8.5)	(6.3)
Net loss per common share	(0.26)	(0.23)
Excluding special items*:
Net loss	(6.9)	(5.6)
Net loss per common share	(0.21)	(0.20)

* See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.

Revenues were $3.9 million in the second quarter of 2013, representing a 12.1% increase from revenues of $3.5 million in the second quarter of 2012. Domestic revenues were $3.7 million in the second quarter of 2013, compared to $3.2 million in the second quarter of 2012 and international revenues were $0.2 million in the second quarter of 2013, compared to $0.2 million in the second quarter of 2012. Revenue contributed by the Baxano, Inc. products, which were acquired on May 31, 2013, was $0.8 million. Gross margin was 66.6% in the second quarter of 2013 as compared to 73.6% in the second quarter of 2012. The decrease in gross margin was due primarily to increased depreciation expense on reusable kits, increased royalty expenses and the medical device tax that became effective on January 1, 2013.

Net loss was $8.5 million in the second quarter of 2013, compared to a net loss of $6.3 million in the second quarter of 2012. Net loss per common share was $0.26 in the second quarter of 2013 compared to a net loss per share of $0.23 in the second quarter of 2012.

Excluding special items, net loss in the second quarter of 2013 was $6.9 million, or $0.21 per common share, compared to net loss excluding special items of $5.6 million, or $0.20 per common share in the second quarter of 2012. Special items in the second quarter of 2013 consisted of merger and integration expenses of $1.6 million related to our merger with Baxano, Inc. and legal fees of $0.1 million related to the U.S. Department of Justice investigation related to the subpoena issued in October 2011. Special items in the second quarter of 2012 consisted of expenses of $0.7 million for legal fees related to the U.S. Department of Justice investigation.

Cash and cash-equivalents were $19.6 million as of June 30, 2013.

"This quarter, we created the new Baxano Surgical and now have a suite of spinal devices targeting the minimally invasive spine market, the most significant growth opportunity in spine," commented Ken Reali, President and CEO of Baxano Surgical. "Through the recent transition and integration we have been able to stabilize the business and are enthusiastic about now returning our full focus to driving future revenue growth."

Baxano Surgical Outlook

For the third quarter ending September 30, 2013, the Company expects total revenues in the range of $5.6 - $6.2 million. For the full fiscal year 2013, on a pro forma basis for the combined companies, the Company now expects total revenues in the range of $23.5 - $25.5 million versus prior guidance of $25 - $29 million.

Conference Call

Baxano Surgical will host a conference call today at 4:30 pm Eastern time to discuss its second quarter financial results. To listen to the conference call on your telephone, please dial (877) 881-2183 for domestic callers and (970) 315-0453 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or the archived recording, as well as the Company’s presentation used during the conference call, use the following link at http://ir.Baxanosurgical.com/events.cfm.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance, including net loss, net loss per common share and a pro forma consolidated statement of operations, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to reflect the Baxano acquisition as if it had occurred at the beginning of 2013 and to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. Pro forma adjustments include amortization of intangibles, interest costs associated with Baxano preferred stock and convertible debt, and elimination of intercompany general and administrative expenses. “Special items” consist of merger and integration expenses related to the merger with Baxano, Inc. and charges related to the settlement with the U.S. Department of Justice, including related legal fees. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe that providing non-GAAP measures that adjust for the combined historical results of Baxano Surgical and Baxano and for significant non-recurring expenses allows comparison of our core operations from period to period. These non-GAAP measures may be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measures.

About Baxano Surgical, Inc.

Baxano Surgical, Inc. is a medical device company focused on designing, developing, and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region. Baxano Surgical currently markets the AxiaLIF® family of products for single and two level lower lumbar fusion, the VEOTM lateral access and interbody fusion system, the iO-Flex® system, a proprietary set of flexible instruments used by surgeons during spinal decompression procedures and the iO-Tome™ instrument, which rapidly and precisely removes bone, specifically the facet joints, which is commonly performed in spinal fusion procedures. Baxano Surgical was founded in May 2000 and is headquartered in Raleigh, North Carolina. For more information, visit www.baxanosurgical.com.

AxiaLIF® and iO-Flex® are registered trademarks of Baxano Surgical.

Forward Looking Statements

This press release includes statements that are based on our current beliefs and assumptions. These statements constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements, our ability to raise additional capital, our ability to comply with our settlement agreement and Corporate Integrity Agreement with certain entities of the U.S. government, stockholder class action lawsuits, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with Baxano Surgical’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on Baxano Surgical's expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Contact:

Baxano Surgical Inc.

Joe Slattery, Executive Vice President and Chief Financial Officer

919-825-0868

or

Westwicke Partners

Mark Klausner

443-213-0501

baxanosurgical@westwicke.com

Source: Baxano Surgical, Inc.

Baxano Surgical, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenue	$3,877	$3,460	$6,977	$7,243
Cost of revenue	1,295	912	2,327	1,909
Gross profit	2,582	2,548	4,650	5,334
Operating expenses:
Research and development	1,509	1,244	2,794	2,577
Sales and marketing	6,032	5,371	10,959	10,670
General and administrative	1,860	1,504	3,411	2,922
Merger and integration expenses	1,583	-	2,895	-
Charges related to U.S. Government settlement	69	720	160	1,184
Total operating expenses	11,053	8,839	20,219	17,353
Operating loss	(8,471)	(6,291)	(15,569)	(12,019)
Other expense, net	(60)	(2)	(62)	(32)
Net loss	$(8,531)	$(6,293)	$(15,631)	$(12,051)
Other comprehensive loss:
Foreign currency translation adjustments	1	-	-	-
Comprehensive loss	$(8,530)	$(6,293)	$(15,631)	$(12,051)

Net loss per common share - basic and diluted	$(0.26)	$(0.23)	$(0.51)	$(0.44)

Weighted average common shares outstanding - basic and diluted	33,408	27,255	30,379	27,250

Baxano Surgical, Inc.
Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2013 As Reported	Baxano Inc. Results Prior to the Merger (1)	Pro Forma Adjustments (2)	Three Months Ended June 30, 2013 Pro Forma

Revenue	$3,877	$1,773	$-	$5,650
Cost of revenue	1,295	634	10	1,939
Gross profit	2,582	1,139	(10)	3,711
Operating expenses:
Research and development	1,509	412	2	1,923
Sales and marketing	6,032	1,776	1	7,809
General and administrative	1,860	315	91	2,266
Merger and integration expenses	1,583	2,160	-	3,743
Charges related to U.S. Government settlement	69	-	-	69
Total operating expenses	11,053	4,663	94	15,810
Operating loss	(8,471)	(3,524)	(104)	(12,099)
Other expense, net	(60)	(290)	219	(131)
Net loss	$(8,531)	$(3,814)	$115	$(12,230)

Net loss per common share - basic and diluted	$(0.26)			$(0.27)

Weighted average common shares outstanding - basic and diluted (3)	33,408			45,170

Supplemental disclosure:
Domestic revenue	$3,687	$1,773	$-	$5,460
iO-Flex revenue	$798	$1,773	$-	$2,571

(1) includes the results of operations for Baxano Inc. for April and May 2013. The Merger was effective on May 31, 2013.

(2) pro forma adjustments reflect the amortization of intangible assets and depreciation on the fair value of the fixed assets acquired in the merger less the elimination of interest on Baxano Inc. debt not assumed by Baxano Surgical, Inc.

(3) weighted average common shares outstanding have been adjusted for merger related shares as if issued at the beginning of the period presented.

Baxano Surgical, Inc.
Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30, 2013 As Reported	Baxano Inc. Results Prior to the Merger (1)	Pro Forma Adjustments (2)	Six Months Ended June 30, 2013 Pro Forma

Revenue	$6,977	$4,725	$-	$11,702
Cost of revenue	2,327	1,662	25	4,014
Gross profit	4,650	3,063	(25)	7,688
Operating expenses:
Research and development	2,794	1,318	4	4,116
Sales and marketing	10,959	5,437	4	16,400
General and administrative	3,411	939	227	4,577
Merger and integration expenses	2,895	3,054	-	5,949
Charges related to U.S. Government settlement	160	-	-	160
Total operating expenses	20,219	10,748	235	31,202
Operating loss	(15,569)	(7,685)	(260)	(23,514)
Other expense, net	(62)	(702)	548	(216)
Net loss	$(15,631)	$(8,387)	$288	$(23,730)

Net loss per common share - basic and diluted	$(0.51)			$(0.53)

Weighted average common shares outstanding - basic and diluted (3)	30,379			45,173

(1) includes the results of operations for Baxano Inc. for April and May 2013. The Merger was effective on May 31, 2013.

(2) pro forma adjustments reflect the amortization of intangible assets and depreciation on the fair value of the fixed assets acquired in the merger less the elimination of interest on Baxano Inc. debt not assumed by Baxano Surgical, Inc.

(3) weighted average common shares outstanding have been adjusted for merger related shares as if issued at the beginning of the period presented.

Baxano Surgical, Inc.
Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2012 As Reported	Baxano Inc. Results for the Three Months Ended June 30, 2012	Pro Forma Adjustments (1)	Three Months Ended June 30, 2012 Pro Forma

Revenue	$3,460	$2,228	$-	$5,688
Cost of revenue	912	815	15	1,742
Gross profit	2,548	1,413	(15)	3,946
Operating expenses:
Research and development	1,244	1,539	3	2,786
Sales and marketing	5,371	4,516	3	9,890
General and administrative	1,504	589	136	2,229
Merger and integration expenses	-	-	-	-
Charges related to U.S. Government settlement	720	-	-	720
Total operating expenses	8,839	6,644	142	15,625
Operating loss	(6,291)	(5,231)	(157)	(11,679)
Other expense, net	(2)	(163)	115	(50)
Net loss	$(6,293)	$(5,394)	$(42)	$(11,729)

Net loss per common share - basic and diluted	$(0.23)			$(0.26)

Weighted average common shares outstanding - basic and diluted (2)	27,255			45,106

Supplemental disclosure:
Domestic revenue	$3,216	$2,228	$-	$5,444
iO-Flex revenue	$-	$2,228	$-	$2,228

(1) pro forma adjustments reflect the amortization of intangible assets and depreciation on the fair value of the fixed assets acquired in the merger less the elimination of interest on Baxano Inc. debt not assumed by Baxano Surgical, Inc.

(2) weighted average common shares outstanding have been adjusted for merger related shares as if issued at the beginning of the period presented.

Baxano Surgical, Inc.
Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30, 2012 As Reported	Baxano Inc. Results for the Six Months Ended June 30, 2012	Pro Forma Adjustments (2)	Six Months Ended June 30, 2012 Pro Forma

Revenue	$7,243	$3,954	$-	$11,197
Cost of revenue	1,909	1,487	30	3,426
Gross profit	5,334	2,467	(30)	7,771
Operating expenses:
Research and development	2,577	2,796	5	5,378
Sales and marketing	10,670	8,798	5	19,473
General and administrative	2,922	1,059	272	4,253
Merger and integration expenses	-	-	-	-
Charges related to U.S. Government settlement	1,184	-	-	1,184
Total operating expenses	17,353	12,653	282	30,288
Operating loss	(12,019)	(10,186)	(312)	(22,517)
Other expense, net	(32)	(283)	154	(161)
Net loss	$(12,051)	$(10,469)	$(158)	$(22,678)

Net loss per common share - basic and diluted	$(0.44)			$(0.50)

Weighted average common shares outstanding - basic and diluted (2)	27,250			45,101

(1) pro forma adjustments reflect the amortization of intangible assets and depreciation on the fair value of the fixed assets acquired in the merger less the elimination of interest on Baxano Inc. debt not assumed by Baxano Surgical, Inc.

(2) weighted average common shares outstanding have been adjusted for merger related shares as if issued at the beginning of the period presented.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
GAAP net loss	$(8,531)	$(6,293)	$(15,631)	$(12,051)
Special items:
Merger and integration expenses	1,583	-	2,895	-
Charges related to U.S. Government settlement	69	720	160	1,184
Net loss excluding special items	$(6,879)	$(5,573)	$(12,576)	$(10,867)

GAAP net loss per share	$(0.26)	$(0.23)	$(0.51)	$(0.44)
Special items:
Merger and integration expenses	0.05	-	0.10	-
Charges related to U.S. Government settlement	-	0.03	0.01	0.04
Net loss excluding special items	$(0.21)	$(0.20)	$(0.40)	$(0.40)

Shares used in computing GAAP and non-GAAP loss per share	33,408	27,255	30,379	27,250

Reconciliation of Pro Forma Financial Information to Non-GAAP Financial Information
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Pro forma net loss	$(12,230)	$(11,729)	$(23,730)	$(22,678)
Special items:
Merger and integration expenses	3,743	-	5,949	-
Charges related to U.S. Government settlement	69	720	160	1,184
Pro forma net loss excluding special items	$(8,418)	$(11,009)	$(17,621)	$(21,494)

Pro forma net loss per share	$(0.27)	$(0.26)	$(0.53)	$(0.50)
Special items:
Merger and integration expenses	0.08	-	0.13	-
Charges related to U.S. Government settlement	-	0.02	-	0.02
Pro forma net loss excluding special items	$(0.19)	$(0.24)	$(0.40)	$(0.48)

Shares used in computing pro forma and pro forma non-GAAP loss per share	45,170	45,106	45,173	45,101

Baxano Surgical, Inc.
Consolidated Balance Sheets
(in thousands)
(Unaudited)
	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$19,602	$21,541
Restricted cash	138	-
Accounts receivable, net	4,290	3,206
Inventory	6,872	5,017
Prepaid expenses and other assets	834	330
Total current assets	31,736	30,094
Property and equipment, net	2,879	2,166
Goodwill	16,036	-
Intangible assets	8,219	-
Other long-term assets	158	-
Total assets	$59,028	$32,260

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$526	$-
Accounts payable	2,475	2,603
Accrued expenses related to U.S. Government settlement	2,702	6,792
Accrued expenses	3,048	1,648
Total current liabilities	8,751	11,043
Long-term debt	2,234	-
Noncurrent liabilities	3,553	78

Stockholders' equity
Common stock	4	3
Additional paid-in capital	198,910	159,929
Accumulated other comprehensive income	14	14
Accumulated deficit	(154,438)	(138,807)
Total stockholders' equity	44,490	21,139
Total liabilities and stockholders' equity	$59,028	$32,260

Baxano Surgical, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(8,531)	$(6,293)	$(15,631)	$(12,051)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	458	267	817	474
Stock-based compensation	304	429	620	760
Allowance for excess and obsolete inventory	9	47	29	59
Provision (reversal of provision) for bad debts	21	3	32	(37)
Loss on disposal of fixed assets	-	-	-	30
Changes in operating assets and liabilities:
Decrease in accounts receivable	192	333	451	506
(Increase) decrease in inventory	118	(515)	62	(677)
(Increase) decrease in prepaid expenses	(7)	(46)	(270)	149
Increase (decrease) in accounts payable	(2,015)	757	(1,616)	(187)
Increase (decrease) in accrued expenses related to U.S. Government settlement	(194)	186	(627)	437
Increase in accrued expenses	388	369	470	482
Net cash used in operating activities	(9,257)	(4,463)	(15,663)	(10,055)
Cash flows from investing activities:
Purchases of property and equipment	(216)	(660)	(612)	(1,357)
Acquisition, net of cash received	(2,685)	-	(2,685)	-
Sales and maturities of investments	-	-	-	6,027
Restricted cash classification change	-	-	(62)	-
Net cash provided by (used in) investing activities	(2,901)	(660)	(3,359)	4,670
Cash flows from financing activities:
Net proceeds from issuance of common stock	17,074	61	17,074	61
Proceeds from exercise of stock options	-	2	10	7
Net cash provided by financing activities	17,074	63	17,084	68
Effect of exchange rate changes on cash and cash equivalents	-	-	(1)	-
Net increase (decrease) in cash and cash equivalents	4,916	(5,060)	(1,939)	(5,317)
Cash and cash equivalents, beginning of period	14,686	38,467	21,541	38,724
Cash and cash equivalents, end of period	$19,602	$33,407	$19,602	$33,407